Exhibit 10.1

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Kerry K. Reinertsen, Ph.D.	Regeneron Pharmaceuticals, Inc.
Senior Vice President, Strategic Alliances	777 Old Saw Mill River Road
Tarrytown, NY 10591-6707
Phone [***]
Fax [***]
[***]
www.regeneron.com

November 22, 2022

Via FedEx and Electronic Mail

Derek Hicks
Executive Vice President, Chief Business Officer Intellia Therapeutics, Inc.
40 Erie Street
Cambridge, MA 02139
via email at [***]

RE: Use of Regeneron Materials for [***] Intellia Target Evaluation Programs [***]

Dear Mr. Hicks:

Reference is hereby made to the License and Collaboration Agreement dated April 11, 2016, as amended by Amendment 1 dated May 20, 2020 (collectively, as amended, the “LCA”) by and between Regeneron Pharmaceuticals Inc. (“Regeneron”) and Intellia Therapeutics, Inc. (“Intellia”).

Whereas, the Parties wish to amend the LCA through this letter agreement (“Letter Agreement”) to enable the Parties to jointly perform additional research activities and for Regeneron to provide access to certain Regeneron Materials and Regeneron Contributed IP for utilization in the advancement of [***] Intellia Liver Targets.

In consideration of the applicable mutual undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

The Parties mutually filed Patent Applications [***], comprising, inter alia, Technology Collaboration Inventions [***]. The Parties have agreed, and hereby agree, to file Patent Applications [***] that relate to or cover Technology Collaboration Inventions, which will be jointly owned by the Parties, and also Patent Applications [***] that solely relate to or cover Regeneration Product Inventions [***], which will be owned by Regeneron. The Parties agree to coordinate regarding the prosecution and maintenance [***] in accordance with Section 10 of the LCA.

The [***] Intellia Liver Targets shall hereby be considered Intellia Evaluation Targets under the LCA. Notwithstanding any contradictory provision of the LCA, including [***], the [***] Intellia Evaluation Targets shall not count against any annual or concurrent limitations or caps related to the Intellia Target Evaluation Programs (e.g., the [***] Intellia Evaluation Targets shall not count against the limitation of selecting [***] Intellia Liver Targets for inclusion in the Intellia Target Evaluation Programs in any given Contract Year or the cap [***] Intellia Target Evaluation Programs at any given time). Unless the Parties agree to extend the Intellia Target Evaluation Program for the [***] Intellia Liver Targets, each of the [***] Intellia Liver Targets shall individually remain an Intellia Evaluation Target until either (a) Intellia presents an Option Package to Regeneron for such Target, or (b) such Target becomes an Intellia Abandoned Target pursuant to Section 5.1(a)(ii) of the LCA.

Notwithstanding any contradictory provision of the LCA, including Sections [***], the [***] Intellia Target Evaluation Programs shall involve Regeneron providing to Intellia [***], and performing certain specific activities related thereto as set forth in the applicable Intellia Target Evaluation Plan. Within [***] days after the date of this Letter Agreement, the JSC shall review and approve the applicable Intellia Target Evaluation Plans for the [***] Intellia Target Evaluation Programs. In accordance with [***] the JSC shall exchange and review scientific information and data from activities being conducted under the [***] Intellia Target Evaluation Plans, and establish processes for the exchange of information relating to such activities. Each Party shall report the progress and results of its activities under the [***] Intellia Target Evaluation Plan to the JSC in accordance with [***] or as otherwise set forth in the applicable Intellia Target Evaluation Plan approved by the JSC. Notwithstanding the foregoing, each Party shall keep the other Party reasonably informed of the progress and results of the [***] Intellia Target Evaluation Programs, including by providing to the other Party a quarterly update and data from experiments and other activities performed by such Party.

Notwithstanding any contradictory provision of the LCA, including [***] and [***], the Parties mutually agree that:

(1) Regeneron’s [***] technology [***] provided to Intellia under the [***] Intellia Target Evaluation Programs shall be considered Regeneron Contributed Technology (and related Know-How or Patents, Regeneron Contributed IP);

(2) the definition of Regeneron Contributed Technology (and the related definition of Regeneron Contributed IP) is hereby amended to include technology Controlled by Regeneron or its Affiliates and that Regeneron contributes for its or

Intellia’s use in the performance of the [***] Intellia Target Evaluation Programs, specifically a new subsection [***] is added to the definition of Regeneron Contributed Technology;

(3) [***] shall be considered Regeneron Materials, and the Agreement is hereby amended to add a definition of [***];

(4) any improvement, enhancement, or other modification that is specific to any Regeneron Materials [***] shall be considered a Regeneron Materials Improvement. [***];

(5) any Intellectual Property that is invented by or on behalf of either Party (or by the Parties jointly) in the performance of activities under the [***] Intellia Target Evaluation Programs, including Joint Improvements and Patent Rights to the extent within any of the foregoing Intellectual Property, other than Regeneron Materials Improvements, Regeneron RGC Inventions, Intellia CRISPR-Cas IP, Intellia Materials Improvements and Intellia Liver Product Inventions (as defined below), shall be considered an Intellia Target Evaluation Program Invention; provided that, notwithstanding the foregoing or any contradictory provision of the LCA, Intellia shall have the right to solely own all [***], which would be considered Intellia Intellectual Property and the terms and conditions of Article 10 of the LCA that are applicable to Intellia Materials Improvements would apply, mutatis mutandis, to [***]:

[***].

Regeneron shall provide and transfer to Intellia the foregoing Regeneron Contributed Technology and Regeneron Materials, and any other Regeneron Contributed Technology or Regeneron Materials set forth in the applicable Intellia Target Evaluation Plan. In addition, in accordance with [***], the JSC shall discuss which additional Regeneron Contributed Technology may be useful for the conduct of the [***] Intellia Target Evaluation Programs.

Prior to filing any Patent Application or seeking any Patent Rights related to or arising from the [***], each Party will cooperate with the other Party and the filing Party will provide a copy of any Patent Application to the non-filing Party for review at least [***] days prior to filing such Patent Application. The filing Party shall consider in good faith any of the non-filing Party’s comments on such Patent Application. Notwithstanding the foregoing, [***].

In addition to the licenses granted in the LCA, including [***], with respect to the [***] Intellia Evaluation Targets under the applicable Intellia Target Evaluation Programs, Regeneron shall grant, and hereby grants, to Intellia a non-exclusive, worldwide license under Regeneron Materials Improvements and that portion of the Regeneron Contributed IP that is necessary or useful to perform the activities designated to Intellia under the Intellia Target Evaluation Program for [***] during the Option Period. Intellia may sublicense the foregoing license (i) only in accordance with [***] and as necessary to enable permitted subcontractors under, and in accordance with, [***] to perform certain of

Intellia’s obligations under the applicable Intellia Target Evaluation Plan and (ii) subject to obtaining Regeneron’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (which consent may be provided by e-mail), and which consent will be deemed to have already been granted to the extent such subcontracted activity (including the identity of the subcontractor) is specified in the applicable Intellia Target Evaluation Plan.

The Parties hereby agree that any Option Package delivered by Intellia to Regeneron for the [***] Intellia Evaluation Target, as applicable, shall contain [***].

On an Intellia Evaluation Target-by-Intellia Evaluation Target basis, upon selection of a Lead Candidate for the [***] Intellia Liver Target, as applicable, which incorporates or uses Regeneron Contributed Technology ([***]), Regeneron shall grant, and hereby grants, to Intellia a non-exclusive, worldwide license under [***] that is necessary or useful to research, develop, make, have made, use, sell, offer for sale and import Intellia Liver Products Directed to [***], for any and all uses in the Field. [***].

Unless otherwise indicated, all capitalized terms used and not defined in this Letter Agreement shall have the meaning set forth for such terms in the LCA. All section references in this Letter Agreement shall refer to the applicable section of the LCA. Except as explicitly provided in this Letter Agreement, the LCA is not amended by this Letter Agreement. In the event of any conflict between the LCA and this Letter Agreement, this Letter Agreement will control with respect to the subject matter and the terms and conditions contained herein, and otherwise the LCA will control.

This Letter Agreement is specific to the subject matter and the terms and conditions contained herein, and shall not apply to any Intellia Liver Targets other than [***] or other circumstances without the written agreement of the Parties. No provision in this Letter Agreement shall be amended except in a writing executed by an authorized representative of each of the Parties.

This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument and the Parties hereby agree that any electronic or facsimile signatures hereto are legal, valid and enforceable as originals. The language of this Letter Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Intellia and Regeneron have caused this Letter Agreement to be executed by their duly authorized representatives.

Sincerely,

By: /s/ Kerry Reinertsen
Kerry Reinertsen, Ph.D.
Senior Vice President, Strategic Alliances
Regeneron Pharmaceuticals, Inc.

ACKNOWLEDGED AND AGREED:

Intellia Therapeutics, Inc.

By: /s/ Derek Hicks
Name: Derek Hicks
Title: Chief Business Officer
Date:

cc: [***]
[***]

Exhibit A

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